UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2004

Date of Report (Date of earliest event reported)

SIEBEL SYSTEMS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-20725	94-3187233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway
San Mateo, CA   94404
(Address of Principal Executive Offices, including Zip Code)

(650) 477-5000
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, those related to the ability of Siebel Systems, Inc., a Delaware corporation, and its consolidated subsidiaries ("Siebel Systems"), to achieve the anticipated benefits of the acquisition (the "Acquisition") of Eontec Limited, an Irish company limited by shares ("Eontec"), pursuant to the Share Purchase Agreement dated as of April 20, 2004, by and among Siebel Systems' indirect wholly owned subsidiary, Siebel Systems Ireland Holdings Limited, Eontec, the Selling Shareholders (as defined therein) and Bernard Horn, as Shareholders' Agent (the "Purchase Agreement"). Investors are advised to read Siebel Systems' Annual Report on Form 10-K for the period ended December 31, 2003 filed with the Securities and Exchange Commission on March 12, 2004, for a discussion of certain risks and uncertainties relating to Siebel Systems.

On April 20, 2004, pursuant to the terms of the Purchase Agreement, Siebel Systems, through Siebel Systems Ireland Holdings Limited, acquired Eontec and Eontec became a wholly owned subsidiary of Siebel Systems Ireland Holdings Limited. In connection with the Acquisition, Siebel Systems acquired the entire outstanding issued share capital of Eontec and the Eontec shareholders received an initial cash consideration of approximately $70.0 million. In the event certain revenue targets for the period from April 20, 2004 through March 31, 2005 are met, the Eontec former shareholders may receive up to an additional $37.5 million in cash, and current employees of Eontec who are employees of Siebel Systems at the time of the payment (the "Employees") may receive up to $22.5 million in cash (collectively, the "Earnout"), in each case, subject to the conditions set forth in the Purchase Agreement. For a more detailed description of the Earnout, please see Sections 1.4 and 5.4(b) of the Purchase Agreement. All amounts paid by Siebel Systems to the former shareholders of Eontec will be recorded as purchase price for the outstanding shares of Eontec. All amounts paid by Siebel Systems to the Employees will be recorded as compensation expense. The cash purchase price will come from Siebel Systems' working capital.

The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report as Exhibit 2.1. A copy of the press release announcing the consummation of the Acquisition is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. The acquired business financial statements will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information. The pro forma financial information will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(c) Exhibits. The following Exhibits are filed as part of this report:

2.1	Share Purchase Agreement dated as of April 20, 2004, by and among Siebel Systems Ireland Holdings Limited, Eontec Limited, the Selling Shareholders and Bernard Horn, as Shareholders' Agent.
99.1	Press Release, dated as of April 20, 2004, entitled "Siebel Systems Acquires Eontec to Deliver Next-Generation Retail Banking Solution."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIEBEL SYSTEMS, INC.

(Registrant)

Dated: May 4, 2004

By:	/s/ Kenneth A. Goldman

Kenneth A. Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS
2.1	Share Purchase Agreement dated as of April 20, 2004, by and among Siebel Systems Ireland Holdings Limited, Eontec Limited, the Selling Shareholders and Bernard Horn, as Shareholders' Agent. PDF
99.1	Press Release, dated as of April 20, 2004, entitled "Siebel Systems Acquires Eontec to Deliver Next-Generation Retail Banking Solution." PDF

PDF    Provided in PDF format as a courtesy.